Exhibit 10.1

AMENDMENT NO. 2 TO THE

INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT NO. 2 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of December 24, 2024, by and between Coliseum Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Trust Agreement (as defined below).

WHEREAS, on June 25, 2021, the Company consummated its initial public offering of units of the Company (the “Units”), each of which is composed of one Class A ordinary share of the Company, par value $0.001 per share (each, an “Ordinary Share”), and one-third of one redeemable warrant of the Company (each, a “Warrant”), with each whole Warrant entitling the holder thereof to purchase one Ordinary Share for $11.50 per share (such initial public offering hereinafter referred to as the “Offering”);

WHEREAS, $150,000,000 of the gross proceeds of the Offering and sale of the private placement warrants were delivered to the Trustee to be deposited and held in the segregated Trust Account located in the United States for the benefit of the Company and the holders of Ordinary Shares included in the Units issued in the Offering pursuant to the Investment Management Trust Agreement made effective as of June 22, 2021, by and between the Company and the Trustee (the “Original Agreement”);

WHEREAS, on June 21, 2023, the Original Agreement was amended by Amendment No. 1 to the Investment Management Trust Agreement to permit the Trustee to hold funds uninvested and hold funds in an interest-bearing bank demand deposit account in addition to investing and reinvesting the Property as permitted by the Original Agreement (the Original Agreement, as so amended, the “Trust Agreement”);

WHEREAS, pursuant to Section 6(c) of the Trust Agreement, that Section 1(i) of the Trust Agreement may not be modified, amended or deleted without the affirmative vote of holders of sixty-five percent (65%) of the then outstanding Ordinary Shares and Class B ordinary shares, par vale $0.001 per share, of the Company, voting together as a single class;

WHEREAS, the Company obtained the requisite vote of the shareholders of the Company to approve this Amendment; and

WHEREAS, each of the Company and Trustee desire to amend the Trust Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.            Amendment. Section 1(i) of the Trust Agreement is hereby amended and restated as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B (“Termination Letter”) signed on behalf of the Company by its Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, General Counsel, Secretary or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest (which interest shall be net of any taxes payable, it being understood that the Trustee has no obligation to monitor or question the Company’s position that an allocation has been made for taxes payable), only as directed in the Termination Letter and the other documents referred to therein; provided, that, in the case a Termination Letter in the form of Exhibit A is received, or (y) upon the date which is twenty-four (24) months after the closing of the Offering, or such later date as may be approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, as it may be amended from time to time, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest (which interest shall be net of any taxes payable), shall be distributed to the Public Shareholders of record as of such date;”

2.            Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

3.            Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

4.            Entire Agreement. The Trust Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

COLISEUM ACQUISITION CORP.

By:	/s/ Oanh Truong
	Name:	Oanh Truong
	Title:	Interim Chief Executive Officer and Chief Financial Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name: Francis Wolf
Title: Vice President